    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2001

                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                              JLG INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

               PENNSYLVANIA                             25-1199382
     (State or other jurisdiction of                 (I.R.S. employer
      incorporation or organization)               identification number)

                 1 JLG DRIVE, MCCONNELLSBURG, PENNSYLVANIA 17233
                    (Address of Principal Executive Offices)

                                   -----------

       THE GRADALL COMPANY SALARIED EMPLOYEES' SAVINGS AND INVESTMENT PLAN
                              (Full title of plan)

                   -------------------------------------------

                                THOMAS D. SINGER
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 1 JLG DRIVE, MCCONNELLSBURG, PENNSYLVANIA 17233
                                 (717) 485-5161
(Name, address and telephone number, including area code, of agent for service)

                                  ------------

                                  WITH COPY TO:
                              W. ANDREW JACK, ESQ.
                               COVINGTON & BURLING
                         1201 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 662-6000

                                  ------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE             OFFERING                  AGGREGATE            REGISTRATION
TO BE REGISTERED                         REGISTERED          PRICE PER SHARE            OFFERING PRICE              FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.20 par value and        100,000 shares (1)         $9.575 (2)              $957,500 (2)           $239.38
related Common Stock Purchase
Rights (3) (4)
-------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act") the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of JLG Industries, Inc.

(2) Calculated in accordance with Rule 457(h) under the 1933 Act on the basis of the average of the high and low sales prices per share of Common Stock on October 5, 2001, as reported by the New York Stock Exchange.

(3) Pursuant to Rule 416(c) under the 1933 Act, this Registration Statement also registers an indeterminate amount of participation interests in the Gradall Company Salaried Employees' Savings and Investment Plan.

(4) No separate consideration will be received for the Common Stock Purchase Rights, which initially will trade together with the Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         JLG Industries, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001, filed with the Commission on October 9, 2001.

         (b) The description of the Common Stock contained in Company's Registration Statement on Form 8-A, filed with the Commission on September 5, 1996, pursuant to Section 12 of the Securities Act of 1934, as amended (the "1934 Act") and the Company's Registration Statement on Form 8-A12B, filed with the Commission on May 31, 2000, pursuant to Section 12 of the 1934 Act.

         All documents filed by the Company or by the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1741 of the Associations Code of the Commonwealth of Pennsylvania (the "Associations Code") provides that the Company may indemnify a director or officer against his or her expenses and, other than in an action by or in the right of the Company, judgments, fines and amounts paid in settlement in connection with any action or proceeding involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reason to believe his or her conduct was unlawful. Section 1742 of the Associations Code provides that in a derivative action, no indemnification shall be made with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Company unless and only to the extent that the appropriate court of the Commonwealth of Pennsylvania shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, the Company is required, pursuant to Associations Code Section 1743, to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any third party or derivative action or proceedings or in the defense of any claim, issue or matter therein. Furthermore, Section 1747 of the Associations Code declares that a corporation's purchase of indemnification insurance for officers or directors is consistent with the public policy of the Commonwealth of Pennsylvania.

         The Company's By-Laws and Articles of Incorporation relating to the limitation of the personal liability of the Company's directors and officers for monetary damages and to the indemnification of the Company's directors and officers (1) limit the personal liability of a director or officer for monetary damages for any act or omission unless the director or officer has breached or failed to perform the duties of his office as required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, and (2) require the Company to indemnify directors, officers and employees for liability or expenses incurred in such capacity, except if the person's conduct was determined to constitute self-dealing, willful misconduct or recklessness.

         Pursuant to policies of directors' and officers' liability and corporation reimbursement insurance, the Company's officers and directors are insured, subject to the limits, deductibles, exceptions and other items and conditions of such policies, against liability for an actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted while acting in their capacities as directors or officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

     (a) Number   Exhibit

         4.1      Articles of Incorporation of the Company, which appears as
                  Exhibit 3 to the Company's Form 10-Q (File No. 0-8454 -- filed December 13, 1996) is hereby incorporated by reference.

         4.2 By-laws of the Company, which appears as Exhibit 3.1 to the Company's Form 10-Q (File No. 0-8454 -- filed December 14,
                  1999), is hereby incorporated by reference.

         4.3 Rights Agreement, dated as of May 24, 2000 between the Company and American Stock Transfer and Trust Company which appears as
                  Exhibit 1 to the Company's Form 8-A12B (File No. 0-8454 -- filed May 21, 2000).

         5.1      Opinion of Covington & Burling regarding legality of Common
                  Stock

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Covington & Burling (included in Ex. 5.1)

         24.1     Power of Attorney of Roy V. Armes

         24.2     Power of Attorney of George R. Kempton

         24.3     Power of Attorney of James A. Mezera

         24.4     Power of Attorney of Stephen Rabinowitz

         24.5     Power of Attorney of Raymond C. Stark

         24.6     Power of Attorney of Thomas C. Wajnert

         24.7     Power of Attorney of Charles O. Wood, III


         The Company has obtained from the Internal Revenue Service a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and hereby undertakes to submit any amendments to the Plan to the IRS in a timely manner and to make any changes required by the IRS to maintain the qualification of the Plan under Section 401.


ITEM 9.  UNDERTAKINGS.

         A. The undersigned registrants hereby undertake: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrants hereby undertake that, for purposes of determining any liability under the 1933 Act, each filing of the registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the 1934 Act (where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of a registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer of registrant, or controlling person in connection with the securities being registered, a registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, State of Pennsylvania, on this 9th day of October, 2001.


                                     JLG INDUSTRIES, INC.


                                     By: /s/ William M. Lasky
                                         --------------------------------------
                                         William M. Lasky
                                         President, Chief Executive Officer and
                                         Chairman of the Board



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                   Date
---------                                   -----                                   ----

/s/ William M. Lasky              President, Chief Executive Officer and         October 9, 2001
---------------------------       Chairman of the Board
William M. Lasky                  (Principal Executive Officer)



/s/ James H. Woodward, Jr.        Senior Vice President and                      October 9, 2001
---------------------------       Chief Financial Officer
James H. Woodward, Jr.            (Principal Financial Officer
                                  and Principal Accounting Officer)



/s/ Roy V. Armes*                 Director                                       October 9, 2001
---------------------------
Roy V. Armes


/s/ George R. Kempton*            Director                                       October 9, 2001
---------------------------
George R. Kempton



/s/ James A. Mezera*              Director                                       October 9, 2001
---------------------------
James A. Mezera


/s/ Stephen Rabinowitz*           Director                                       October 9, 2001
---------------------------
Stephen Rabinowitz



/s/ Raymond C. Stark*             Director                                       October 9, 2001
---------------------------
Raymond C. Stark



/s/ Thomas C. Wajnert*            Director                                       October 9, 2001
---------------------------
Thomas C. Wajnert


/s/ Charles O. Wood, III*         Director                                       October 9, 2001
---------------------------
Charles O. Wood, III


*   By Attorney-in-fact



         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed by The Gradall Company Salaried Employees' Savings and Investment Plan, thereunto duly authorized, in the City of McConnellsburg, State of Pennsylvania, on the 9th day of October, 2001.

                                        THE GRADALL COMPANY SALARIED EMPLOYEES'
                                        SAVINGS AND INVESTMENT PLAN


                                         By:  /s/ Thomas D. Singer
                                              ----------------------------------
                                              Thomas D. Singer
                                              Senior Vice President,
                                              General Counsel and Secretary